Exhibit 99.1

Axiall Board of Directors Declares Quarterly Dividend

ATLANTA—December 10, 2013— The Board of Directors of Axiall Corporation (NYSE: AXLL) today declared a regular quarterly dividend of 16 cents per share of common stock. The dividend is payable January 10, 2014, to shareholders of record at the close of business on December 27, 2013.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. It is an international manufacturer of chlor-alkali and derivatives, chlorovinyls and aromatics products including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, phosgene derivatives, polyvinyl chloride, vinyl compounds, acetone, cumene and phenol. It also manufactures vinyl-based building and home improvement products that are marketed under Royal Building Products and Exterior Portfolio brands, including window and door profiles, mouldings, siding, pipe and pipe fittings, and decking. Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers.  For more information, visit www.axiall.com.

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